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                                                                    Exhibit 99.4


                                  CLIENT LETTER

         Offer by Medis Technologies Ltd. for all (but not less than 80%) of the outstanding ordinary shares of Medis El Ltd. not beneficially owned by Medis Technologies Ltd. on the basis of 1.37 shares of common stock, par value $.01, of Medis Technologies Ltd. for each ordinary share, par value 0.1 NIS, of Medis El Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 2000, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

MEDIS EL SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                          _______________________, 2000

To Our Clients:

         Enclosed for your consideration are the prospectus dated __________________, 2000 (the "Prospectus") and the related Letter of Transmittal ("Letter of Transmittal", which together with the Prospectus constitute the "Offer") in connection with the offer by Medis Technologies Ltd., a Delaware corporation ("MTL"), to exchange 1.37 shares of common stock, par value $.01 per share, of MTL (the "MTL Common Stock") for each outstanding ordinary share, par value 0.1 NIS per share (each, a "Share" and collectively, the "Shares"), of Medis El Ltd., an Israeli corporation ("Medis El"), not beneficially owned by MTL, upon the terms and subject to the conditions set forth in the Offer.

         Shareholders whose certificates evidencing Medis El Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a book-entry transfer facility (as discussed in "The Exchange Offer--Book-Entry Transfer") in the Prospectus ("Book-Entry Transfer Facility") on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. See Instruction 2 of the Letter of Transmittal.

         Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. Please note the following:

         1. MTL is offering to acquire each outstanding Share in exchange for 1.37 shares of MTL Common Stock.

         2. The Offer is being made for all of the outstanding Shares not beneficially owned by MTL.

         3. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on ______________, 2000, unless the Offer is extended.


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         4.       The Offer is conditioned upon, among other things, MTL having received valid tenders (that are not subsequently withdrawn) for a sufficient number of Shares to equal, when added to Shares already owned by MTL, at least 80% of the outstanding Shares. See also "The Exchange Offer--Acceptance of Medis El Shares" in the Prospectus.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 7 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

         The Offer is made solely by the Prospectus, dated _____________, 2000, and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, MTL may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

         If you wish to have us tender your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.


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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                                  MEDIS EL LTD.
                  ORDINARY SHARES, PAR VALUE 0.1 NIS PER SHARE

         To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

         The undersigned hereby acknowledges receipt of the Prospectus, dated
           , 2000 (the "Prospectus") of Medis Technologies Ltd., a Delaware corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer") to exchange 1.37 shares of common stock, par value $.01, of the Issuer (the "Exchange Stock") for each outstanding ordinary share, par value 0.1 NIS (the "Ordinary Shares"), of Medis El Ltd. ("Medis El").

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Ordinary Shares of Medis El held by you for the account of the undersigned.

         The aggregate number of Ordinary Shares held by you for the account of the undersigned is (FILL IN AMOUNT):

_______________________________________________________________________________


         The aggregate number of Ordinary Shares held by you for the account of the undersigned to be tendered (FILL IN AMOUNT):*

_______________________________________________________________________________

--------------------
* Unless otherwise indicated, it will be assumed that all of your Ordinary Shares held by us for your account are to be tendered.

         If the undersigned instructs you to tender the Ordinary Shares held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the
state of (FILL IN STATE)             , (ii) the undersigned is acquiring the
Exchange Stock in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Stock, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Stock must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale of the Exchange Notes acquired by such person and (v) except as otherwise disclosed in writing herewith or in the Prospectus, the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuer or any of its subsidiaries;
(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other actions as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.


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                                    SIGN HERE

Name of Beneficial Owner(s) (PLEASE PRINT):___________________________________

Account Number: ______________________________________________________________

Signature(s): ________________________________________________________________

Address:  ____________________________________________________________________

          ____________________________________________________________________

          ____________________________________________________________________

Telephone Number: ____________________________________________________________

Taxpayer Identification or Social Security Number: ___________________________

Date: ________________________________________________________________________

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